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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported) April 16, 2002

Duane Reade Inc.

(Exact name of registrant as specified in its chapter)
Delaware (State or other jurisdiction of incorporation)	001-13843 (Commission File Number)	04-3164702 (IRS Employer Identification No.)
440 Ninth Avenue
New York, New York 10001	10001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 273-5700

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On April 16, 2002, Duane Reade Inc. sold $331,728,000 aggregate principal face amount of notes due April 16, 2022 that are convertible into shares of Duane Reade common stock. Net proceeds to Duane Reade were approximately $183.2 million. Duane Reade expects to use a portion of the net proceeds to repay revolving loan borrowings under its senior credit agreement. On or before July 16, 2002, Duane Reade may use a portion of the net proceeds to repay indebtedness under the term A and term B loans under the senior credit agreement, provided that it may use no more than $45.0 million of the net proceeds to repay term B loans during that time. Duane Reade expects to use the remaining net proceeds for general corporate purposes, which may include the repayment of additional amounts outstanding under its senior credit agreement and the purchase of a portion of its 9 1/4% senior subordinated notes due 2008.

        We have issued the notes under an indenture, to be dated as of April 16, 2002, between us, as issuer, the guarantors and State Street Bank and Trust Company, as trustee. The notes are limited to $331,728,000 aggregate principal amount at maturity ($381,488,000 aggregate principal amount at maturity if the underwriters exercise their overallotment option in full). The notes will mature on April 16, 2022. The principal amount at maturity of each note will be $1,000. The notes will be payable at the principal corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.

        The notes will bear cash interest at the rate of 2.1478% per year on the principal amount at maturity from the issue date, or from the most recent date to which interest has been paid or provided for, until April 16, 2007. During such period, cash interest will be payable semiannually in arrears on April 16 and October 16 of each year, commencing on October 16, 2002, to holders of record at the close of business on April 1 or October 1 immediately preceding such interest payment date. Each payment of cash interest on the notes will include interest accrued through the day before the applicable interest payment date (or purchase, redemption or, in certain circumstances, conversion date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

        The notes are being offered at a substantial discount from their $1,000 principal amount at maturity. The notes will be issued at an issue price of $572.76 per note. Beginning April 16, 2007, the notes will accrue original issue discount while they remain outstanding at a rate of 3.75% per year. Original issue discount is the difference between the issue price and the principal amount (or stated redemption price for federal income tax purposes) at maturity of a note. The calculation of the accrual of original issue discount will be on a semiannual bond equivalent basis, using a 360-day year composed of twelve 30-day months. For United States federal income tax purposes, the stated redemption price at maturity of the notes will include the semiannual cash interest payments payable through April 16, 2007 and original issue discount will accrue at a constant rate of 3.75% per year, calculated on a semiannual bond equivalent basis throughout the term of the notes from April 16, 2007. Thus, holders will be required to accrue the cash interest as original issue discount regardless of their method of tax accounting but will not recognize any income when such interest is actually paid.

        Original issue discount or cash interest, as the case may be, will cease to accrue on a note upon its maturity, conversion, purchase by us at the option of a holder or redemption. We may not reissue a note that has matured or been converted, purchased by us at your option, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such note.

        Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the registrar. The conversion agent and the registrar shall initially be the trustee. No service charge will be made for any registration of transfer or exchange of notes. However, we may require the holder to pay any tax, assessment or other governmental charge payable as a result of such transfer or exchange.

Ranking of the Notes

        The notes will be senior unsecured obligations and will rank equal in right of payment to all of our other senior unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to our secured indebtedness to the extent of the security. At March 30, 2002, after giving effect to the offering of the notes and the application of the net proceeds (assuming the initial purchasers' overallotment option is not exercised), Duane Reade Inc. would have had $104.1 million of senior indebtedness outstanding (other than the notes), all of which represented guarantees of indebtedness under the senior credit agreement secured by the capital stock of its subsidiaries, and $80.0 million of senior subordinated unsecured indebtedness outstanding representing indebtedness under its 9 1/4% senior subordinated notes due 2008.

Guarantees

        We will cause each of our domestic subsidiaries, including any person that becomes a domestic subsidiary after April 16, 2002, to be a guarantor under the indenture, for so long such subsidiary is a guarantor of any of our other indebtedness. As of April 16, 2002, all of our subsidiaries are domestic subsidiaries and guarantors of the notes.

        The guarantors will jointly and severally guarantee our obligations under the notes on an unsecured senior basis. Each guarantee of a guarantor will be equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of such guarantor. The obligation of each guarantor under its guarantee will be limited to the greatest amount that would not render its obligations under the guarantee subject to avoidance as fraudulent conveyance or fraudulent transfer under applicable law.

        Each guarantor that makes payment or distribution of more than its proportionate share under a guarantee shall be entitled to contribution from each other such guarantor that has not paid its proportionate share of such payment or distribution.

        The indenture provides that so long as no default exists or would exist, the guarantee issued by any guarantor shall be automatically and unconditionally released and discharged upon any sale to any person that is not affiliated with us of all of the capital stock of such guarantor owned, directly or indirectly, by us which transaction is otherwise in compliance with the indenture. The indenture also provides that a subsidiary will only be required to guarantee the notes until such time as it no longer guarantees any of our indebtedness (other than the notes), at which time such guarantee by such subsidiary will be released and discharged. If, however, such subsidiary subsequently guarantees any of our indebtedness (other than the notes), the guarantee by such subsidiary will be reinstated.

        The guarantees will be senior unsecured obligations and will rank equal in right of payment to all of the guarantors' other senior unsecured and unsubordinated indebtedness. The guarantees will be effectively subordinated to the guarantors' secured indebtedness to the extent of the security. As of March 30, 2002, after giving effect to the offering of the notes and the application of the net proceeds (assuming the initial purchasers' overallotment option is not exercised), the guarantors would have had an aggregate of $104.4 of senior indebtedness outstanding (other than guarantees of the notes) substantially all of which would have represented borrowings or guarantees of indebtedness under the senior secured credit agreement, which is secured by substantially all of the guarantors' assets, and $80.0 million of senior subordinated indebtedness outstanding, representing guarantees of our 9 1/4% senior subordinated notes due 2008.

Conversion Rights

        A holder may convert a note, in multiples of $1,000 principal amount at maturity, into common stock only if at least one of the conditions described below is satisfied. In addition, a holder may convert a note only until the close of business on the second business day prior to the redemption date if we call a note for redemption. A note for which a holder has delivered a purchase notice or a change in control purchase notice requiring us to purchase the note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

        The initial conversion rate is 14.1265 shares of common stock per note, subject to adjustment upon the occurrence of certain events described below. A holder of a note otherwise entitled to a fractional share will receive cash equal to the applicable portion of the then current sale price of our common stock on the trading day immediately preceding the conversion date. Upon a conversion, we will have the option to deliver cash or a combination of cash and shares of our common stock as described below. The ability to surrender notes for conversion will expire at the close of business on April 16, 2022.

        To convert a note into shares of common stock, a holder must:

  •
  complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

  •
  surrender the note to the conversion agent;

  •
  if required by the conversion agent, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay all transfer or similar taxes.

        On conversion of a note, a holder will not receive any cash payment of interest representing accrued original issue discount or, except as described below, accrued cash interest. Delivery to the holder of the full number of shares of common stock into which the note is convertible, together with any cash payment of such holder's fractional shares, will be deemed:

  •
  to satisfy our obligation to pay the principal amount at maturity of the note; and

  •
  to satisfy our obligation to pay accrued original issue discount or accrued cash interest attributable to the period from the issue date through the conversion date.

        As a result, accrued original issue discount or accrued cash interest is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued cash interest, if any, will be payable upon any conversion of notes at the option of the holder made concurrently with or after acceleration of the notes following an event of default described under "—Events of Default and Acceleration" below. Holders of notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such notes on the corresponding interest payment date notwithstanding the conversion and such notes (except notes called for redemption) upon surrender must be accompanied by funds equal to the amount of semiannual interest payable on the principal amount at maturity of notes so converted.

        The conversion rate will not be adjusted for accrued original issue discount or accrued cash interest. A certificate for the number of full shares of common stock into which any note is converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable following the conversion date.

        In lieu of delivery of shares of our common stock upon notice of conversion of any notes (for all or any portion of the notes), we may elect to pay holders surrendering notes an amount in cash per note (or a portion of a note) equal to the average sale price of our common stock for the five consecutive trading days immediately following either (a) the date of our notice of our election to deliver cash as described below if we have not given notice of redemption, or (b) the conversion date, in the case of conversion following our notice of redemption specifying that we intend to deliver cash upon conversion, in either case multiplied by the conversion rate in effect on that date. We will inform the holders through the trustee no later than two business days following the conversion date of our election to deliver shares of our common stock or to pay cash in lieu of delivery of the shares, unless we have already informed holders of our election in connection with our optional redemption of the notes as described under "—Redemption of Notes at Our Option." If we elect to deliver all of such payment in shares of our common stock, the shares will be delivered through the conversion agent no later than the fifth business day following the conversion date. If we elect to pay all or a portion of such payment in cash, the payment, including any delivery of our common stock, will be made to holders surrendering notes no later than the tenth business day following the applicable conversion date. If an event of default, as described under "—Events of Default and Acceleration" below (other than a default in a cash payment upon conversion of the notes), has occurred and is continuing, we may not pay cash upon conversion of any notes or portion of a note (other than cash for fractional shares).

        We will adjust the conversion rate for:

  (1)
  dividends or distributions on our common stock payable in our common stock or other capital stock of Duane Reade;

  (2)
  subdivisions, combinations or certain reclassifications of our common stock;

  (3)
  distributions to all holders of our common stock of certain rights to purchase our common stock for a period expiring within 60 days of issuance at less than the then current sale price; and

  (4)
  distributions to the holders of our common stock of a portion of our assets (including shares of capital stock of a subsidiary) or debt securities issued by us or certain rights to purchase our securities (excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 5% of the sale price of our common stock on the day preceding the date of declaration of such dividend or other distribution).

However, no adjustment to the conversion rate need be made if holders of the notes may participate in the transaction without conversion or in certain other cases.

        In the event that we elect to make a distribution to all holders of shares of our common stock pursuant to clause (3) or clause (4) of the preceding paragraph, which, in the case of clause (4), has a per share value equal to more than 15% of the sale price of our shares of common stock on the day preceding the declaration date for such distribution, we will be required to give notice to the holders of notes at least 20 days prior to the date for such distribution and, upon the giving of such notice, the notes may be surrendered for conversion at any time until the close of business on the business day prior to the date of distribution or until we announce that such distribution will not take place.

        In addition, the indenture provides that upon conversion of the notes, the holders of such notes will receive, in addition to the shares of common stock issuable upon such conversion, the rights related to such common stock pursuant to any future shareholder rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there shall not be any adjustment to the conversion privilege or conversion rate as a result of:

  •
  the issuance of the rights;

  •
  the distribution of separate certificates representing the rights;

  •
  the exercise or redemption of such rights in accordance with any rights agreement; or

  •
  the termination or invalidation of the rights.

The indenture permits us to increase the conversion rate from time to time.

        If we are a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of our assets, the right to convert a note into common stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets of Duane Reade or another person which the holder would have received if the holder had converted the holder's note immediately prior to the transaction.

        The conversion agent will, on our behalf, determine if the notes are convertible and notify the trustee and us accordingly. If one or more of the conditions to the conversion of the notes has been satisfied, we will promptly notify the holders of the notes thereof and use our reasonable best efforts to post this information on our website or otherwise publicly disclose this information.

        Conversion Based on Common Stock Price.    Holders may surrender notes for conversion into our shares of common stock in any fiscal quarter commencing after June 29, 2002 if, as of the last day of the preceding fiscal quarter, the sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is more than 110% of the accreted conversion price per share of common stock on the last day of such preceding fiscal quarter. If the foregoing condition is satisfed, then the notes will be convertible at any time at the option of the holder, through maturity. Upon a conversion, we will have the right to deliver cash or a combination of cash and common stock, as described below.

        The accreted conversion price per share as of any day will equal the issue price of a note plus the accrued original issue discount to that day, divided by the number of shares of common stock issuable upon conversion of a note on that day. The sale price of our common stock on any trading day means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal national securities exchange on which the common stock is listed or, if our common stock is not listed on a national securities exchange, as reported by the Nasdaq System or otherwise as provided in the indenture.

        The conversion trigger price per share of our common stock in respect of each of the first 20 fiscal quarters following issuance of the notes is $44.60. This conversion trigger price reflects the accreted conversion price per share of common stock multiplied by 110%. Thereafter, the accreted conversion price per share of common stock increases each fiscal quarter by the accreted original issue discount for the quarter. The conversion trigger price per share for the fiscal quarter beginning March 27, 2022 is $77.72. The foregoing conversion trigger prices assume that no events have occurred that would require an adjustment to the conversion rate.

        Conversion Based on Trading Price of the Notes.    On or before April 16, 2017, a holder also may convert its notes into shares of our common stock at any time after a 10 consecutive trading-day period in which the average of the trading prices for the notes for that 10 trading-day period was less than 103% of the average conversion value for the notes during that period.

        The conversion value of a note is equal to the product of the closing sale price for shares of our common stock on a given day multiplied by the then current conversion rate, which is the number of shares of common stock into which each note is then convertible. The trading price of the notes on any date of determination is the average of the secondary market bid quotations per note obtained by us or the calculation agent for $2,500,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, provided that if at least two such bids cannot reasonably be obtained by us or the calculation agent, but one such bid is obtained, then this one bid shall be used.

        Conversion Based on Redemption.    A holder may surrender for conversion a note called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date, even if it is not otherwise convertible at such time. A note for which a holder has delivered a purchase notice or a change in control purchase notice, as described below, requiring us to purchase such note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

        A "business day" is any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close. A "trading day" is any day on which the NYSE is open for trading or, if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on such market or, if the applicable security is not so listed, admitted for trading or quoted, any business day.

        Conversion Upon Occurrence of Certain Corporate Transactions.    If we are party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of our assets, a note may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction, and at the effective date, the right to convert a note into common stock will be changed into a right to convert it into the kind and amount of securities, cash or other assets of Duane Reade or another person which the holder would have received if the holder had converted the holder's notes immediately prior to the transaction. If such transaction also constitutes a change in control of Duane Reade, the holder will be able to require us to purchase all or a portion of such holder's notes as described under "—Change in Control Permits Purchase of Notes by Duane Reade at the Option of the Holder."

        The notes will also be convertible upon the occurrence of certain distributions resulting in an adjustment to the conversion price as described above.

Redemption of Notes at Our Option

        No sinking fund is provided for the notes. Prior to April 16, 2007, we cannot redeem the notes at our option. Beginning on April 16, 2007, we may redeem the notes for cash, as a whole at any time or from time to time in part. We will give not less than 30 days' or more than 60 days' notice of redemption by mail to holders of notes.

        If redeemed at our option, the notes will be redeemed at a price equal to the sum of the issue price plus accrued original issue discount and accrued cash interest, if any, on such notes to the applicable redemption date. The table below shows the redemption prices of a note on April 16, 2007, on each April 16 thereafter prior to maturity and at maturity on April 16, 2022. In addition, the redemption price of a note that is redeemed between the dates listed below would include an additional amount reflecting the additional accrued original issue discount that has accrued on such note since the immediately preceding date in the table below.

Redemption Date	(1) Note Issue Price	(2) Accrued Original Issue Discount	(3) Redemption Price (1) + (2)
April 16:
2007	$572.76	$0.00	$572.76
2008	572.76	21.68	594.44
2009	572.76	44.18	616.94
2010	572.76	67.53	640.29
2011	572.76	91.77	664.53
2012	572.76	116.92	689.68
2013	572.76	143.03	715.79
2014	572.76	170.12	742.88
2015	572.76	198.24	771.00
2016	572.76	227.42	800.18
2017	572.76	257.71	830.47
2018	572.76	289.14	861.90
2019	572.76	321.77	894.53
2020	572.76	355.63	928.39
2021	572.76	390.77	963.53
At stated maturity	572.76	427.24	1,000.00

        If we convert the notes to semiannual coupon notes following the occurrence of a tax event, the notes will be redeemable at the restated principal amount plus accrued and unpaid interest from the date of the conversion through the redemption date. However, in no event may the notes be redeemed prior to April 16, 2007. For more information on this optional conversion, see "Optional Conversion to Semiannual Coupon Notes upon Tax Event."

        If less than all of the outstanding notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples of $1,000. In this case, the trustee may select the notes by lot, pro rata or by any other method the trustee considers fair and appropriate. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of the notes, the converted portion will be deemed to be the portion selected for redemption.

Purchase of Notes at the Option of the Holder

        On the purchase dates of April 16, 2007, April 16, 2012 and April 16, 2017, we may, at the option of the holder, be required to purchase, at the purchase price set forth below plus accrued cash interest, if any, to the purchase date, any outstanding note for which a written purchase notice has been properly delivered by the holder and not withdrawn, subject to certain additional conditions. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to such purchase date until the close of business on the business day immediately preceding such purchase date.

        The purchase price of a note will be:

  •
  $572.76 per note on April 16, 2007;

  •
  $689.68 per note on April 16, 2012; and

  •
  $830.47 per note on April 16, 2017.

The above purchase prices reflect a price equal to the sum of the issue price and accrued original issue discount, if any, on such notes as of the applicable purchase date.

        We may, at our option, elect to pay the purchase price in cash or shares of common stock, or any combination thereof.

        If prior to a purchase date the notes have been converted to semiannual coupon notes following the occurrence of a tax event, the purchase price will be equal to the restated principal amount plus accrued and unpaid cash interest from the date of the conversion to the purchase date. For more information on this optional conversion, see "—Optional Conversion to Semiannual Coupon Notes upon Tax Event."

        We will be required to give notice on a date not less than 20 business days prior to each purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things:

  •
  the amount of the purchase price;

  •
  whether we will pay the purchase price of the notes in cash or common stock or any combination thereof, specifying the percentages of each;

  •
  if we elect to pay in common stock, the calculation of the market price of the common stock; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        The purchase notice given by each holder electing to require us to purchase notes shall state:

  •
  the certificate numbers of the holder's notes to be delivered for purchase;

  •
  the portion of the principal amount at maturity of notes to be purchased, which must be $1,000 or an integral multiple of $1,000;

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes; and

  •
  in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in common stock, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the purchase price or portion of the purchase price in common stock is not satisfied prior to the close of business on the purchase date, as described below, whether the holder elects;

  •
  to withdraw the purchase notice as to some or all of the notes to which it relates; or

  •
  to receive cash in respect of the entire purchase price for all notes or portions of notes subject to such purchase notice.

        If the purchase price for the notes subject to the purchase notice is ultimately to be paid to a holder entirely in cash because we have not satisfied one or more of the conditions to payment of the purchase price in common stock prior to the close of business on the purchase date, a holder shall be deemed to have elected to receive cash in respect of the entire purchase price for all such notes unless such holder has properly notified us of its election to withdraw the purchase notice.

        Any purchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date.

        The notice of withdrawal shall state:

  •
  the principal amount at maturity being withdrawn;

  •
  the certificate numbers of the notes being withdrawn; and

  •
  the principal amount at maturity, if any, of the notes that remain subject to the purchase notice.

        If we elect to pay the purchase price, in whole or in part, in shares of our common stock, the number of such shares we deliver shall be equal to the portion of the purchase price to be paid in common stock divided by the market price of a share of common stock.

        We will pay cash based on the market price for all fractional shares of common stock in the event we elect to deliver common stock in payment, in whole or in part, of the purchase price.

        The market price of our common stock shall be an amount equal to the average of the sale prices of our common stock for the five-trading-day period ending on the third business day prior to the applicable purchase date, or, if such business day is not a trading day, then on the last trading day prior to such business day, appropriately adjusted to take into account any occurrence that would result in an adjustment of the conversion rate with respect to the common stock. See "—Conversion Rights" for a description of the manner in which the sale price of our common stock is determined.

        Because the market price of our common stock is determined prior to the applicable purchase date, holders of notes bear the market risk with respect to the value of the common stock to be received from the date such market price is determined to such purchase date. We may pay the purchase price or any portion of the purchase price in common stock only if the information necessary to calculate the market price is published in a daily newspaper of national circulation.

        Upon determination of the actual number of shares of common stock in accordance with the foregoing provisions, we will promptly issue a press release and publish such information on our website.

        Our right to purchase notes, in whole or in part, with common stock is subject to our satisfying various conditions, including:

  •
  listing the common stock on the principal United States securities exchange on which our common stock is then listed or, if not so listed, on Nasdaq;

  •
  the registration of the common stock under the Securities Act and the Exchange Act, if required; and

  •
  any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

        If such conditions are not satisfied with respect to a holder prior to the close of business on the purchase date, we will pay the purchase price of the notes of the holder entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of notes, except as described in the first sentence of this paragraph.

        In connection with any purchase offer, we will:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  •
  file Schedule TO or any other required schedule under the Exchange Act.

        Payment of the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the note will be made as soon as practicable following the later of the purchase date or the time of delivery of the note.

        If the paying agent holds money or securities sufficient to pay the purchase price of the note on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the note will cease to be outstanding and cash interest or original issue discount on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the note.

        No notes may be purchased for cash at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the purchase price with respect to such notes.

Change in Control Permits Purchase of Notes by Duane Reade at the Option of the Holder

        In the event of a change in control, each holder will have the right, at the holder's option, subject to the terms and conditions of the indenture, to require us to purchase for cash all or any portion of the holder's notes. However, the principal amount at maturity submitted for purchase by a holder must be $1,000 or an integral multiple of $1,000.

        We will be required to purchase the notes as of a date no later than 30 business days after the occurrence of such change in control at a cash price equal to the sum of the issue price plus accrued original issue discount or accrued cash interest, if any, on such note to such date of purchase.

        If prior to such date of purchase upon a change in control the notes have been converted to semiannual coupon notes following the occurrence of a tax event, we will be required to purchase the notes at a cash price equal to the restated principal amount plus accrued and unpaid interest from the date of the conversion to such date of purchase.

        Within 15 days after the occurrence of a change in control, we are obligated to mail to the trustee and to all holders of notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the change in control, which notice shall state, among other things:

  •
  the events causing a change in control;

  •
  the date of such change in control;

  •
  the last date on which the purchase right may be exercised;

  •
  the change in control purchase price;

  •
  the change in control purchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the conversion rate and any adjustments to the conversion rate resulting from such change in control;

  •
  that notes with respect to which a change in control purchase notice is given by the holder may be converted only if the change in control purchase notice has been withdrawn in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to exercise these rights.

        To exercise this right, the holder must deliver a written notice to the paying agent prior to the close of business on the business day prior to the change in control purchase date. The required purchase notice upon a change in control shall state:

  •
  the certificate numbers of the notes to be delivered by the holder;

  •
  the portion of the principal amount at maturity of notes to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

  •
  that we are to purchase such notes pursuant to the applicable provisions of the notes.

        Any such change in control purchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the change in control purchase date.

        The notice of withdrawal shall state:

  •
  the principal amount at maturity being withdrawn;

  •
  the certificate numbers of the notes being withdrawn; and

  •
  the principal amount at maturity, if any, of the notes that remain subject to a change in control purchase notice.

        Payment of the change in control purchase price for a note for which a change in control purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such change in control purchase notice. Payment of this change in control purchase price for such note will be made promptly following the later of the change in control purchase date or the time of delivery of such note.

        If the paying agent holds money sufficient to pay the change in control purchase price of the note on the business day following the change in control purchase date in accordance with the terms of the indenture, then immediately after the change in control purchase date, cash interest or original issue discount on the note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the change in control purchase price upon delivery of the note.

        Under the indenture, a "change in control" of Duane Reade is deemed to have occurred upon the occurrence of any of the following:

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  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries' assets, taken as a whole, to any person or group; or

  •
  the adoption of a plan relating to our liquidation or dissolution; or

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of our outstanding voting stock; or

  •
  the first day on which more than a majority of the members of our board of directors are not continuing directors.

        "Continuing directors" means any member of our board of directors who:

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  was a member of our board of directors on the date of original issuance of the notes; or

  •
  was nominated for election to our board of directors with the approval of, or whose election to our board of directors was ratified by, at least a majority of the continuing directors who were members of our board of directors at the time of such nomination or election.

        The indenture does not permit our board of directors to waive our obligation to purchase notes at the option of holders in the event of a change in control.

        In connection with any purchase offer in the event of a change in control, we will:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

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  file Schedule TO or any other required schedule under the Exchange Act.

        The change in control purchase feature of the notes may, in certain circumstances, make more difficult or discourage a takeover of Duane Reade. The change in control purchase feature, however, is not the result of our knowledge of any specific effort:

  •
  to accumulate shares of common stock;

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  to obtain control of us by means of a merger, tender offer, solicitation or otherwise; or

  •
  part of a plan by management to adopt a series of anti-takeover provisions.

        Instead, the change in control purchase feature is a standard term contained in other offerings of securities similar to the notes that have been marketed by the underwriters. The terms of the change in control purchase feature resulted from negotiations between the underwriters and us. In addition, the change in control purchase feature is substantially similar to the change in control provision contained in indenture governing our 9 1/4% senior subordinated notes due 2008.

        We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change in control with respect to the change in control purchase feature of the notes but that would increase the amount of our or our subsidiaries' outstanding indebtedness.

        No notes may be purchased at the option of holders upon a change in control if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the change in control purchase price with respect to the notes.

Events of Default and Acceleration

        The following are events of default under the indenture:

  •
  default in the payment of any principal amount (including accrued original issue discount and, if the notes have been converted to semiannual coupon notes following a tax event, the restated principal amount) at maturity, redemption price, purchase price, or change in control purchase price due with respect to the notes, when the same become due and payable;

  •
  default in payment of any interest under the notes, which default continues for 30 days;

  •
  our failure or any guarantor's failure to comply with any of our or such guarantor's other agreements in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount at maturity of the notes, and our failure or such guarantor's failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

  •
  default in the payment of principal when due or resulting in acceleration of other indebtedness of ours or of any guarantor for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million, and such acceleration has not been rescinded or annulled within a period of 10 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the notes; or

  •
  any event or circumstance that occurs which accelerates, or gives the 9 1/4% senior subordinated noteholders the right to accelerate, the indebtedness evidenced by the 9 1/4% senior subordinated notes due 2008;

  •
  any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the guarantor or us to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount at maturity of the notes outstanding; or

  •
  certain events of bankruptcy, insolvency or reorganization affecting the guarantors or us.

If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount at maturity of the notes then outstanding may declare the issue price of the notes plus the original issue discount on the notes accrued through the date of such declaration, and any accrued and unpaid cash interest (or, if the notes have been converted to semiannual coupon notes following a tax event, the restated principal amount, plus accrued interest) through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency or in the event there is an acceleration event under the indenture governing our 9 1/4% senior subordinated notes due 2008 as described above, the issue price of the notes plus the original issue discount accrued thereon, together with any accrued cash interest (or, if the notes have been converted to semiannual coupon notes following a tax event, the restated principal amount, plus accrued interest) through the occurrence of such event shall automatically become and be immediately due and payable.

Mergers and Sales of Assets

        The indenture provides that we may not consolidate with or merge into any person or convey, transfer or lease our properties and assets substantially as an entity to another person unless:

  •
  the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if other than us) assumes all our obligations under the notes and the indenture;

  •
  after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

  •
  other conditions described in the indenture are met.

        The indenture also provides that a guarantor may not consolidate with or merge into any person or convey, transfer or lease our properties and assets substantially as an entity to another person unless the surviving person assumes the obligations of such guarantor and the surviving person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, except if all of the assets or all of the common stock of such guarantor are sold to a non-affiliate of Duane Reade, in which case the guarantee is released.

        Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions occurring could constitute a change in control of Duane Reade, permitting each holder to require us to purchase the notes of such holder as described above.

Optional Conversion to Semiannual Coupon Notes upon Tax Event

        From and after the date of the occurrence of a tax event, we shall have the option to elect to have interest in lieu of future accrued original issue discount or cash interest accrue at 3.75% per year on a principal amount per note equal to the sum of the issue price and accrued original issue discount on such note on the date of the tax event or the date on which we exercise such option, whichever is later.

        Such interest shall accrue from the option exercise date, and shall be payable semiannually on the interest payment dates of April 16 and October 16 of each year to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest, if applicable, has been paid or provided for or, if no interest is payable or has been paid or provided for, from the option exercise date. In the event that we exercise our option to pay interest in lieu of accrued original issue discount or cash interest, the redemption price, purchase price and change in control purchase price on the notes will be adjusted. However, there will be no change in the holder's conversion rights.

        A "tax event" means that we shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after the date of this Offering Memorandum, as a result of:

  •
  any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; or

  •
  any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority,

in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this Offering

Memorandum, there is more than an insubstantial risk that accrued original issue discount payable on the notes either:

  •
  would not be deductible on a current accrual basis; or

  •
  would not be deductible under any other method,

in either case in whole or in part, by us (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

        The Clinton administration previously proposed to change the tax law to defer the deduction of original issue discount on convertible debt instruments until the issuer pays the interest. Congress did not enact those proposed changes. It is not certain what the views of the Bush administration are on this issue and we cannot assure you that the same or a similar proposal will not be proposed and enacted.

        If a similar proposal were ever enacted and made applicable to the notes in a manner that would limit our ability to either

  •
  deduct the interest, including the accrued original issue discount, payable on the notes on a current accrual basis; or

  •
  deduct the interest, including accrued original issue discount, payable on the notes under any other method for United States federal income tax purposes,

such enactment would result in a tax event and the terms of the notes would be subject to modification at our option as described above.

        The modification of the terms of notes by us upon a tax event as described above could possibly alter the timing of income recognition by holders of the notes with respect to the semiannual payments of interest due on the notes after the date on which we exercise our option to pay interest in lieu of accrued original issue discount or accrued interest, if any, on the notes.

Modification

        The trustee and we may modify or amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the notes then outstanding. However, the consent of the holders of each outstanding note would be required to:

  •
  alter the manner of calculation or rate of accrual of original issue discount or interest on any note or change the time of payment;

  •
  make any note payable in money or securities other than that stated in the note;

  •
  change the stated maturity of any note;

  •
  reduce the principal amount at maturity, restated principal amount, issue price, accrued original issue discount, redemption price, purchase price or change in control purchase price with respect to any note;

  •
  make any change that adversely affects the rights of a holder to convert any note;

  •
  make any change that adversely affects the right to require us to purchase a note;

  •
  impair the right to institute suit for the enforcement of any payment with respect to the notes, or any guarantees, or with respect to conversion of the notes;

  •
  change the provisions in the indenture that relate to modifying or amending the indenture; and

  •
  release any guarantor from any of its obligations under its guarantee other than in accordance with the terms of the indenture.

        Without the consent of any holder of notes, the trustee and we may enter into supplemental indentures for any of the following purposes:

  •
  to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

  •
  to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

  •
  to secure our obligations in respect of the notes;

  •
  to cure any ambiguity or inconsistency in the indenture; or

  •
  to make any change that does not adversely affect the rights of any holder of the notes.

        The holders of a majority in principal amount at maturity of the outstanding notes may, on behalf of all the holders of all notes:

  •
  waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; and

  •
  waive any past default under the indenture and its consequences, except a default in the payment of the principal amount at maturity, issue price, accrued and unpaid interest, accrued original issue discount, redemption price, purchase price or change in control purchase price or obligation to deliver common stock upon conversion with respect to any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any purchase date, or a change in control purchase date, or upon conversion or otherwise, cash or shares of common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the market prices of our common stock. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Limitations of Claims in Bankruptcy

        If a bankruptcy proceeding is commenced in respect of Duane Reade or any guarantor, the claim of a holder of a note is, under Title 11 of the United States Code, limited to the issue price of the note plus that portion of the original issue discount, together with any cash interest, that has accrued from the date of issue to the commencement of the proceeding.

Governing Law

        The indenture and the notes and guarantees will be governed by, and construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

        State Street Bank and Trust Company is the trustee, registrar, paying agent and conversion agent under the indenture for the notes. State Street Bank and Trust Company is also the registrar and paying agent with respect to our 9 1/4% senior subordinated notes due 2008.

Registration Rights

        We and the guarantors have entered into a registration rights agreement with the initial purchasers pursuant to which we will, at our expense, for the benefit of the holders, file with the SEC a shelf registration statement covering resale of the notes and the shares of common stock issued upon conversion of the notes within 90 days after April 16, 2002. We will use our reasonable best efforts to cause the shelf registration statement to become effective within 180 days of such first date of original issuance, and to keep a shelf registration statement effective until the earlier of (i) the sale pursuant to a shelf registration statement of all the securities registered thereunder and (ii) the expiration of the holding period applicable to such securities held by persons that are not affiliates of Duane Reade under Rule 144(k) under the Securities Act or any successor provision, subject to certain permitted exceptions. We will be permitted to suspend the use of a prospectus that is part of a shelf registration statement under certain circumstances relating to corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any 12-month period. We will agree to pay predetermined liquidated damages as described herein ("liquidated damages") to holders of the notes and holders of shares of common stock issuable upon conversion of the notes if a shelf registration statement is not timely filed or made effective or if the prospectus is unavailable for the periods in excess of those permitted above. Such liquidated damages shall accrue until such failure to file or become effective or unavailability is cured, (i) in respect of any notes, at a rate per year equal to 0.25% for the first 90 day period after the occurrence of such event and 0.5% thereafter of the applicable principal amount (as defined below) thereof and, (ii) in respect of any shares of common stock issued upon conversion at a rate per year equal to 0.25% for the first 90 day period and 0.5% thereafter of the then applicable conversion price (as defined below). So long as the failure to file or become effective or unavailability continues, we will pay liquidated damages in cash on April 16 and October 16 of each year to the holders of record of the notes or shares of common stock on the immediately preceding April 1 or October 1. When such registration default is cured, accrued and unpaid liquidated damages will be paid in cash to the record holder as of the date of such cure.

        A holder who sells notes and shares of common stock issued upon conversion of the notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers and be bound by certain provisions of the registration rights agreement that are applicable to such holder, including certain indemnification provisions. We will pay all expenses of a shelf registration statement, provide to each registered holder copies of such prospectus, notify each registered holder when the shelf registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the notes and the shares of common stock issued upon conversion of the notes.

        The term "applicable principal amount" means, as of any date of determination, with respect to each $1,000 principal amount at maturity of notes, the sum of the initial issue price of such notes plus accrued original issue discount with respect to such notes through such date of determination or, if no notes are then outstanding, such sum calculated as if such notes were then outstanding.

        The term "applicable conversion price" means, as of any date of determination, the applicable principal amount per $1,000 principal amount at maturity of notes as of such date of determination divided by the conversion rate in effect as of such date of determination or, if no notes are then outstanding, the conversion rate that would be in effect were notes then outstanding.

        We have agreed to give notice to all holders of the filing and effectiveness of a shelf registration statement by release made to Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution. Holders are required to complete and deliver a questionnaire prior to the effectiveness of a shelf registration statement so that such holder may be named as a selling security holder in the related prospectus. Upon receipt of such a completed questionnaire, together with such other information as may be reasonably requested by us, from a holder following the effectiveness of a shelf registration statement, we will, as promptly as practicable, file such amendments to a shelf registration statement or supplements to a related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of notes and our shares of common stock issuable upon conversion of the notes, subject to our right to suspend the use of the prospectus as described above. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling security holder in the prospectus and therefore will not be permitted to sell the notes or our shares of common stock issuable upon conversion of the notes pursuant to the shelf registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

Date    April 16, 2002

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SIGNATURES